Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into Lilly Industries, Inc. previously filed Form S-8 Registration Statements, as amended, File Numbers 2-59159, 2-76317, 33-52959, 33-52956 and 33-52958.


/s/ Arthur Andersen LLP
Grand Rapids, Michigan
June 20, 1996